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EXHIBIT 10.12(a)


                           CHANGE-IN-CONTROL AGREEMENT


         CHANGE-IN-CONTROL AGREEMENT (the "Agreement"), dated as of December 31, 1996, between North Fork Bancorporation, Inc., a Delaware corporation with its principal place of business at 275 Broad Hollow Road, Melville, New York 11747 ("Parent"), and Thomas M. O'Brien (the "Executive").

         WHEREAS, Parent, North Fork Bank, a New York-chartered commercial bank ("NFB"), and North Side Savings Bank, a New York-chartered stock form savings bank (the "Bank"), have entered into an Agreement and Plan of Merger, as amended, dated July 15, 1996 (the "Merger Agreement"); and

         WHEREAS, the Executive is presently Chairman, President and Chief Executive Officer of the Bank; and

         WHEREAS, after the consummation of the transactions contemplated by the Merger Agreement, the Executive will serve as Vice Chairman of each of Parent and NFB, and will provide valuable services to Parent and its subsidiaries; and

         WHEREAS, the Executive has requested certain assurances in the event of a change in control of Parent during the term of his employment by Parent; and

         WHEREAS, Parent wishes to create an environment which will encourage the Executive to render best efforts on Parent's behalf in the event such a change in control occurs or is proposed; and

         WHEREAS, the Board of Directors of Parent (the "Board") has approved and authorized the negotiation, delivery and execution of this Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Parent and the Executive hereby agree as follows:

         1. Term of Agreement. This Agreement shall
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commence on the date (the "Commencement Date") of commencement Period established under Section 2 of the Employment Agreement, dated as of December 31, 1996, between Parent and the Executive and shall continue in effect until the earlier of:

               (i) the normal expiration date, which shall be the third anniversary of the Commencement Date; provided, however, that commencing on the first anniversary of the Commencement Date, and annually on such month and day in each succeeding year thereafter (the "Renewal Date"), the normal expiration date for purposes of this subsection (i) shall automatically be modified and extended to become the third anniversary of such Renewal Date, unless at least sixty (60) days prior to any such Renewal Date the Board, upon the affirmative vote of a majority of its members, shall have voted not to renew this Agreement, in which event the normal expiration date for purposes of this subsection (i) shall not be further extended but shall remain the normal expiration date in effect at the time of such non-renewal; or

               (ii) the date of discontinuation of the employment of the Executive with Parent and its subsidiaries, including by virtue of the death, disability, retirement at normal retirement age, voluntary resignation, or termination for any cause or no cause of the Executive;

provided, however, that if a change in control of Parent shall occur prior to the normal expiration date under (i) above or the date of discontinuation of employment under (ii) above, the provisions of Section 2 shall apply and this Agreement shall not expire until completion of the Exercise Period as defined in
Section 2 and the performance by Parent of the last obligation required to be performed by it under Section 2.

          2.   Severance Compensation.

                  (a) If a Change in Control (as defined in subsection (c) below) shall occur during the term of this Agreement and, at any time during the period beginning on the date of the Change in Control and ending on the date which is two (2) years after the date of Change in Control (the "Exercise Period"), the employment of the Executive with Parent and its subsidiaries is terminated, either
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because the Executive voluntarily elects to terminate such employment or because the Executive is involuntarily terminated by Parent or its subsidiaries, then the Executive shall be entitled to receive from Parent, and Parent shall deliver to the Executive, within thirty (30) days after the effective date of such voluntary or involuntary termination of employment, a lump sum cash payment (the "Severance Payment") in an amount equal to:

               (i) 299% of the "base amount" of the Executive's compensation at the time of such Change in Control (as defined in and determined under Section 280G of the Internal Revenue Code of 1986 (the "Code"), as the same may be amended from time to time), minus

               (ii) the present value of all other payments and benefits received or receivable by the Executive from Parent or its subsidiaries, under any other contract or plan, that are contingent upon such Change in Control within the meaning of and as calculated pursuant to Section 280G of the Code, exclusive of (y) any payments received or receivable by the Executive under Parent's Performance Plan (or any successor thereof), and
     (z) the value, determined in accordance with Section 280G, of any acceleration, incident to or in connection with such Change in Control, of the exercisability of any options or rights to acquire stock of Parent or any securities related to or derivative of the stock of Parent or the market price or other value thereof, or of the vesting of any restricted shares of stock of Parent.

          Notwithstanding the foregoing or any other provision of this Agreement, the Executive shall not be entitled to receive any Severance Payment or any other benefits under this Agreement following a Change in Control if Parent shall terminate the Executive for Cause as defined in (and limited by)
Section 3 of this Agreement.

         (b) For purposes of Section 2(a) above, the Executive shall be deemed to have been involuntarily terminated by Parent or its subsidiaries other than for Cause immediately following a Change in Control, if a Change in Control occurs and, prior to such Change in Control, the Executive's employment with Parent or its subsidiaries has been terminated at the direction or upon the recommendation or urging of any entity unaffiliated
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with Parent that is a party to any transaction relating to or constituting such
Change in Control or any person, including an executive officer or director, in a position of authority with respect to any such entity. In such event, this Agreement shall be deemed not to have expired for purposes of Section 1 upon the termination of the Executive's employment before the Change in Control.

          (c) For purposes of this Section 2, a "Change in Control" of Parent shall be deemed to have occurred as of the first date that any of the following events occurs:

               (i) There shall be consummated (A) a consolidation, merger or stock-for-stock exchange involving either Parent or the securities of Parent, in which the persons holding all voting securities of Parent immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of Parent (or, if Parent does not survive such transaction, voting securities of the corporation surviving such transaction which issued securities to such group in such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of Parent (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent and its subsidiaries, on a consolidated basis, to a party which is not controlled by or under common control with Parent;

                  (ii) Any individual, corporation (other than Parent), partnership, trust, association, pool, syndicate or any other entity or any group of persons acting in concert becomes the beneficial owner as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as the result of any one or more securities transactions (including gifts and stock repurchases, but excluding transactions described in subsection
         (i) above), of securities of Parent possessing twenty-five percent (25%) or more of the voting power for the election of directors of Parent; or
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                  (iii) "Approved Directors" shall constitute less than a
         majority of the entire Board of Directors of the company, with "Approved Directors" defined to mean the members of the Board of Directors of Parent as of the date of this Agreement and any subsequently elected members of such Board who shall be nominated or approved by a majority of the Approved Directors on the Board prior to such election.

          (d) The Executive shall not be required, as a condition to receiving the Severance Payment provided for under Section 2(a) hereof, to forfeit any right to receive amounts or distributions under, or to forfeit any participation in, any plan or program of Parent in effect at the time of such termination of employment (including broad-based severance plans of Parent), or to mitigate the amount of any such Severance Payment by seeking other employment or gainful pursuit following the termination of his employment with Parent. Parent shall not be permitted to offset against the amount of any such Severance Payment, except as specifically permitted in the calculation thereof under Section 2(a) or as further provided in Section 2(h) hereof, (w) the amount of any compensation or income earned by the Executive as the result of his subsequent employment by any other employer or subsequent self-employment, (x) the amount of any retirement, insurance or similar benefits subsequently received by the Executive, (y) the amount of any payments previously or subsequently made by Parent or its subsidiaries to the Executive or persons or entities affiliated with the Executive for services rendered or goods provided, or (z) any amounts owed or payable or claimed to be owed or payable by the Executive to Parent or any affiliate of Parent.

         (e) Regardless of any Severance Payment made to the Executive under
Section 2(a) of this Agreement following the termination of the Executive's employment, in the event Parent shall have committed any breach of any other agreement or contract with the Executive, Parent also shall pay to the Executive any and all damages resulting from such breach, including liquidated damages, if so provided under the relevant agreement or contract.

         (f) Regardless of any Severance Payment made to the Executive under
Section 2(a) of this Agreement following the termination of the Executive's employment, Parent also shall pay to the Executive following such termination
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of employment any amounts or benefits then payable or distributable to the
Executive under any employee stock plan or agreement, any supplemental executive retirement plan or agreement, and any other employee benefit plan or agreement.

          (g) The status of the Executive or any individual related to the Executive as a participant in any individual or group health or insurance plan or program of Parent or its subsidiaries in which the Executive was participating as of the date of termination of employment of the Executive shall not be affected by any Severance Payment made to the Executive under Section 2(a) of this Agreement.

          (h) If the Executive becomes entitled to receive payment of any amount under Section 2(a) of this Agreement that, in and of itself or in conjunction with any other amounts paid or payable to the Executive (whether by Parent or otherwise) following or in connection with such Change in Control, would, if paid, be considered an "excess parachute payment" as defined in Section 280G of the Code, then such payment hereunder will be reduced in amount to the extent, but only to the extent, necessary to ensure that such payment, when paid, will no longer be considered such an "excess parachute payment, excluding, however, for purposes of all calculations under this Section 2(h) those payments and values excluded under Sections 2(a)(ii)(y) and (z), above.

         3. Termination For Cause. Following a Change in Control, Parent may terminate the Executive's employment under this Agreement for "Cause" upon ten
(10) days' written notice, and in such event, the Executive will not be entitled to receipt of any Severance Payment or any other benefits specifically provided under this Agreement. During such ten days written notice period, the Executive may not voluntarily terminate his employment. Termination for "Cause" for purposes of this Section 3 shall mean termination of employment of the Executive by a two-thirds (2/3) vote of the entire Board of Directors of Parent or the entire board of directors of the particular subsidiary of Parent employing the Executive, expressly for one or more of the following causes, as evidenced in a certified resolution of such Board:

                  (i) willful misconduct by the Executive that is materially injurious to the financial condi-
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         tion of Parent or the particular subsidiary; or

                  (ii) conviction of the Executive with no further possibility of appeal of a felony under applicable state or federal banking or financial institution laws, or the agreement of the Executive to plead guilty to any such felony; or

                  (iii) failure by the Executive adequately to perform the duties of the Executive, as communicated to the Executive with specificity by a senior corporate authority (which, in the case of the Chief Executive Officer, shall be the Board of Directors), after express notice of such failure to perform and a 30-day opportunity to cure such failure.

         4. Benefits Following Change in Control. Following a Change in Control of Parent, pending termination of the Executive's employment or expiration of the Exercise Period:

                  (i) The Executive shall be entitled to receive from Parent or its subsidiaries such personal or group health and insurance benefits as the Executive may have been receiving as of the date of the Change in Control;

                  (ii) The Executive shall be entitled to participate in and/or receive allocations under any and all employee benefit plans or programs or employee stock purchase plans or programs as are being maintained by Parent or its subsidiaries as of the date of the Change in Control and which cover or permit participation by key employees such as the Executive; and

                  (iii) The Executive shall be entitled to continue to receive such other benefits, goods or services as are being received by the Executive as of the date of the Change in Control, including any additional insurance coverage then being received and any access to Parent-owned or leased vehicles and Parent-funded club memberships as is then being provided.

          5. Non-competition. If the Executive receives a Severance Payment under Section 2(a), the Executive shall not, during the one (1) year period following re-
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ceipt of such Severance Payment, without the express prior approval of the
Board, become an officer, employee, agent, partner or director of, or serve as a consultant for, any other business in substantial competition with Parent or any of its subsidiaries in any one or more geographical areas (no such individual area being larger than a county) in which Parent or such subsidiary is then conducting material business. It is the intention of the parties to restrict the activities of the Executive under this Section 5 only to the extent necessary for the protection of the legitimate business interests of Parent.

        6. Indemnification. Parent shall indemnify the Executive from and against all legal fees and expenses necessarily and reasonably incurred by the Executive in connection with any action, suit or proceeding brought by the Executive or Parent for the enforcement, performance or construction of this Agreement, unless the Executive shall have been wholly unsuccessful, on the merits or otherwise, in such action, suit or proceeding. Upon obtaining appropriate assurances of repayment, where appropriate, Parent may advance such fees and expenses to the Executive to the extent permitted by applicable law.

        7. Withholding. Any amount to be distributed to or on behalf of the Executive as a Severance Payment under this Agreement will be reduced by the amount, if any, required to be withheld by Parent or its subsidiaries pursuant to any governmental law or regulation with respect to taxes or similar provisions.

        8. Amendment; Waiver; Termination. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in a writing signed by the party against whom such provision as amended or modified or such waiver is sought to be enforced. Failure to insist upon strict compliance with any of the terms or conditions of the Agreement shall not be deemed a waiver of such term or condition. This Agreement shall terminate as provided in Section 1 hereof or upon earlier agreement of the parties; provided, however, that Sections 5 and 6 of this Agreement shall survive such termination for one (1) and five (5) years, respectively.

        9. Successors; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Parent and its successors and assigns. Parent will require any successor (whether direct or indirect, by acqui-
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sition, merger, consolidation, corporate reorganization or otherwise) to all or substantially all the assets or the business of Parent to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Parent would be required to perform it if no such succession had taken place. In the event the Executive shall die after becoming entitled to receive, but prior to receiving, any Severance Payment or any other amounts or benefits receivable hereunder, payment thereof shall be made by Parent to the beneficiary designated by the Executive to receive such amounts hereunder or, if none such, to the beneficiary designated by the Executive for purposes of the group life insurance plan of Parent in which the Executive shall have participated at the time of termination of employment or, if none such, to the estate of the Executive.

         10. State Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

         11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect to the maximum extent permitted by law.

         12. Counterparts. This Agreement may be executed in one or more counterparts.

         13. Notices. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to Parent:

             North Fork Bancorporation, Inc.
               275 Broad Hollow Road
               Melville, New York 11747
               Attn: Corporate Secretary
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          If to the Executive:

              Thomas M. O'Brien
              275 Broad Hollow Road
              Melville, New York  11747

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.


                         NORTH FORK BANCORPORATION, INC.



                         By: /s/ John Adam Kanas
                             -------------------------
                             Name: John Adam Kanas
                             Title: Chairman,President &
                                    Chief Executive Officer


                         Thomas M. O'Brien


                         /s/ Thomas M. O'Brien
                         ---------------------